UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 7, 2004

CARREKER CORPORATION

(Exact name of registrant as specified in charter)

Delaware	0-24201	75-1622836
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4055 Valley View Lane

Dallas, Texas 75244

(Address of principal executive offices)

(972) 458-1981

(Registrant’s telephone number, including area code)

Item 9.                    Regulation FD Disclosures

Carreker Corporation and Earnings Performance Group (“EPG”) have amicably resolved the action that EPG filed against Carreker in September 1998, which was pending in the United States District Court for the District of New Jersey, to the satisfaction of both parties.

This filing updates the information contained in Carreker’s Form 8-K filed on May 20, 2004.

The information contained in this Item 9 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CARREKER CORPORATION
(Registrant)

Date: July 7, 2004	By:	/s/ Tod V. Mongan
Senior Vice President, General Counsel and Secretary